                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

    / / Preliminary Proxy Statement
    /X/ Definitive Proxy Statement
    / / Definitive Additional Materials
    / / Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                IT STAFFING LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       -------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       -------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                                                             (A)
       -------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       -------------------------------------------------------------------------
    5) Total fee paid:


       -------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ____________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ____________________________________________________________________________
    3) Filing Party:

    ____________________________________________________________________________
    4) Date Filed:

    ____________________________________________________________________________

                               IT STAFFING LTD.
                        55 University Avenue, Suite 505
                           Toronto, Ontario M5J 2H7

                               ----------------

                 NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD FEBRUARY 11, 2000


TO THE SHAREHOLDERS OF IT STAFFING LTD.:


     NOTICE IS HEREBY GIVEN, that the Special Meeting (the "Meeting") of Shareholders of IT Staffing Ltd. (the "Company") will be held at 10:00 A.M. on February 11, 2000 at the Company's executive offices located at 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7, for the following purposes:

     1. To vote upon the ratification of the issuance of more than 617,729 shares of the Company's common stock, if necessary, upon: (i) the conversion of the Company's Series A Eight Percent (8%) Cumulative Convertible Preferred Stock; and (ii) the exercise of Warrants, as defined herein, which represents an issuance of more than twenty percent (20%) of the issued and outstanding shares of the Company's common stock, and therefore requires shareholder approval under the rules of the National Association of Securities Dealers, Inc.;

     2. To vote upon the ratification of the issuance of more than 617,729 shares of the Company's common stock, if necessary, in connection with the proposed acquisitions, which represents an issuance of more than twenty percent (20%) of the issued and outstanding shares of the Company's common stock, and therefore requires shareholder approval under the rules of the National Association of Securities Dealers, Inc.;

     3. To vote upon the proposal to change the corporate name of IT Staffing Ltd. to Thinkpath Inc., the text of such resolution being attached to the Proxy Statement as Schedule A; and

     4. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.

     Shareholders of record at the close of business on January 14, 2000 are entitled to notice of and to vote at the meeting.

     In order to ensure a quorum, it is important that shareholders representing a majority of the total number of shares issued and outstanding and entitled to vote be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

     In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

                                        By Order of the Board of Directors,

                                        /s/ Declan French
                                        Chairman of the Board of Directors
January 31, 2000

                               IT STAFFING LTD.
                        55 University Avenue, Suite 505
                           Toronto, Ontario M5J 2H7

                               ----------------
                                PROXY STATEMENT
                               ----------------

                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD FEBRUARY 11, 2000

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of IT Staffing Ltd. (the "Company"), for use at the Special Meeting of Shareholders of the Company (the "Meeting") to be held on February 11, 2000 at 10:00 A.M. at the Company's executive offices located at 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7 and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This statement, the accompanying Notice of Meeting and form of Proxy have been first sent to the shareholders on or about January 31, 2000.

     In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

     All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the shareholder's directions, and unless contrary directions are given, will be voted for the proposals described below.

                            OWNERSHIP OF SECURITIES

     Only shareholders of record at the close of business on January 14, 2000, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the Meeting. As of January 14, 2000 there were issued and outstanding 3,088,645 shares of the Company's common stock.

     Each outstanding share of common stock is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding common stock is necessary to constitute a quorum for the Meeting.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of January 14, 2000, the names and beneficial ownership of the Company's common stock beneficially owned, directly or indirectly, by: (i) each person who is a director or executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) all holders of five percent (5%) or more of the outstanding shares of the common stock of the Company:

               Names and Address of                    Amount and Nature of       Percentage of Shares
               Beneficial Owner (1)                  Beneficial Ownership (2)         Outstanding
               --------------------                  ------------------------         -----------
Declan French ...................................         1,121,126(3)                   35.2%
John R. Wilson ..................................           150,914(4)                    4.9%
John A. Irwin ...................................           130,914                       4.2%
Lloyd MacLean ...................................           163,459(5)                    5.2%
William J. Neill ................................            19,637                         *
John Dunne ......................................            13,091(6)                      *
James Reddy .....................................            19,637                         *
Roger W. Walters ................................           163,767                       5.3%
All directors and officers As a group (8 persons)
 (3)(4)(5)(6) ...................................         1,782,545                      54.7%

------------
* Less than one %.

(1) Except as set forth above, the address of each individual is 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7.

(2) Based upon information furnished to the Company by either the directors and executive officers or obtained from the stock transfer books of the Company. The Company is informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of the date of this Proxy, any security which such person or group of persons has the right to acquire within sixty (60) days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 510,563 shares of common stock owned by Christine French, the wife of Declan French and 100,000 shares of common stock issuable upon options issued to Declan French that are currently exercisable or exercisable within the next 60 days.

(4) Includes 20,000 shares of common stock issuable upon options that are currently exercisable or exercisable within the next 60 days.

(5) Includes 113,459 shares of common stock owned by Globe Capital Corporation, an Ontario corporation that is wholly-owned by Lloyd MacLean and 50,000 shares of common stock issuable upon options issued to Lloyd MacLean that are currently exercisable or exercisable within the next 60 days.

(6) Consists of 13,091 shares of common stock owned by John Dunne's spouse.

THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTITIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROXY STATEMENT.

                                  PROPOSAL 1

TO VOTE UPON THE RATIFICATION OF THE ISSUANCE OF MORE THAN 617,729 SHARES OF THE COMPANY'S COMMON STOCK, IF NECESSARY, UPON: (I) THE CONVERSION OF THE COMPANY'S SERIES A EIGHT PERCENT (8%) CUMULATIVE CONVERTIBLE PREFERRED STOCK; AND (II) THE EXERCISE OF WARRANTS, WHICH REPRESENTS AN ISSUANCE OF MORE THAN TWENTY PERCENT (20%) OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, AND THEREFORE REQUIRES SHAREHOLDER APPROVAL UNDER THE RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. ("NASD").

     NASD rules require the Company to obtain shareholder approval for the issuance of securities involving the sale of twenty percent (20%) or more of its common stock at less than fair market value. Nasdaq may de-list the securities of any issuer that fails to obtain such shareholder approval before the issuance of such securities. However, the corporate law of the Province of Ontario, the law under which the Company is incorporated, does not require any such shareholder approval. Upon the effective dates of: (i) the conversion of the shares of Company's Series A Eight Percent (8%) Cumulative Convertible Preferred Stock; and (ii) the exercise of the Warrants, as defined herein, the Company may issue more than twenty percent (20%) of its then issued and outstanding shares of common stock.

     On December 30, 1999, the Company issued: (i) Fifteen Thousand (15,000) shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock, no par value per share (the "Preferred Stock"); and (ii) warrants to purchase up to an aggregate of Four Hundred Thousand (400,000) shares of the Company's common stock, no par value per share (the "Warrants"), in consideration of One Million Five Hundred Thousand United States dollars (US$1,500,000.00) pursuant to a private placement offering (the "Offering"). Each share of Preferred Stock has a stated value of One Hundred United States dollars (US$100.00) per share (the "Stated Value").

     The shares of Preferred Stock are convertible into shares of the Company's common stock at the option of the holders the Preferred Stock, at any time after issuance until either: (i) such shares of Preferred Stock are converted at the option of the Company; or (ii) such shares of Preferred Stock are redeemed by the Company, under certain conditions, at any time after the effective date of the registration statement which the Company is required to file with the Securities and Exchange Commission, pursuant to the terms of the Offering.

     The Company is obligated to file a registration statement on Form SB-2 with the Securities and Exchange Commission by February 28, 2000, pursuant to which the Company will register the shares of its common stock underlying the Preferred Stock and the Warrants issued in the Offering (the "Registration Statement").

     The holders of the shares of Preferred Stock are entitled to receive preferential dividends in cash, out of any funds of the Company legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of the Company's common stock, or other class of stock presently authorized, at the rate of eight percent (8%) simple interest per annum on the Stated Value per share (the "Dividends"). The Dividends are payable on a quarterly basis commencing on the quarter ending March 31, 2000 when as and if declared, provided however, that the Dividends will be made in additional shares of Preferred Stock at a rate of one (1) share of Preferred Stock for each One Hundred United States dollars (US$100.00) of such Dividend not paid in cash. Dividends may be paid at the Company's option with shares of Preferred Stock only if the Company's common stock deliverable upon the conversion of the Preferred Stock will have been included for public resale in an effective registration statement filed with the Securities and Exchange Commission on the dates such Dividends are payable and paid to the holders. The Dividends shall be cumulative whether or not earned and shall be cumulative from and after December 30, 1999.

     The number of shares of the Company's common stock into which the Preferred Stock shall be convertible shall be equal to: (i) the sum of (A) the Stated Value per share and (B) at the holder's election, accrued and unpaid dividends on such share, divided by (ii) the "Conversion Price". The Conversion Price shall be the lesser of (x) ninety percent (90%) of the average "Closing Bid Prices" for the three (3) trading days immediately preceding December 30, 1999, or (y) eighty percent (80%) of the average of the three (3) lowest "Closing Bid Prices" for the ten (10) trading days immediately preceding the conversion of the respective shares of Preferred Stock. The "Closing Bid Price" shall mean the closing bid price as reported on the Nasdaq SmallCap Market or the principal market or exchange where the Company's common stock is then traded. The holders of the shares of Preferred Stock may exercise their right to convert only if the aggregate Stated Value of the shares of Preferred Stock to be converted is equal to at least Five Thousand United States dollars (US$5,000.00), unless if at the time of such conversion, the aggregate Stated Value of all of the shares of Preferred Stock is less than Five Thousand United States dollars (US$5,000.00), then the whole amount of the remaining shares of Preferred Stock may be converted.

     At any time after the effective date of the Registration Statement, the Company has the option to redeem any or all of the shares of Preferred Stock by paying to the holders a sum of money equal to one hundred thirty five percent (135%) of the Stated Value of the aggregate of the shares of Preferred Stock being redeemed plus the United States dollar amount of the accrued Dividends, if the Conversion Price of the shares of Preferred Stock on the trading day prior to the date of redemption is less than Two United States dollars (US$2.00).

     The Warrants are exercisable at any time and in any amount until December 30, 2004 at a purchase price of Three United States Dollars and Twenty Four Cents (US$3.24) per share.

                           Shareholder Vote Required

     The ratification of the issuance of more than 617,729 shares of the Company's common stock, if necessary, upon: (i) the conversion of the shares of Preferred Stock; and (ii) the exercise of the Warrants, which represents an issuance of more than twenty percent (20%) of the issued and outstanding shares of common stock, will require the affirmative vote of a majority of the shares of common stock in person or represented by proxy at the Meeting and entitled to vote on the issuance of more than twenty percent (20%) of the issued and outstanding shares of the Company's common stock in connection with: (i) the conversion of the shares of Preferred Stock; and (ii) the exercise of the Warrants.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

                                  PROPOSAL 2

TO VOTE UPON THE RATIFICATION OF THE ISSUANCE OF MORE THAN 617,729 SHARES OF THE COMPANY'S COMMON STOCK, IF NECESSARY, IN CONNECTION WITH THE PROPOSED ACQUISITIONS, WHICH REPRESENTS AN ISSUANCE OF MORE THAN TWENTY PERCENT (20%) OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, AND THEREFORE REQUIRES SHAREHOLDER APPROVAL UNDER RULES OF THE NASD.

     NASD rules require the Company to obtain shareholder approval for the issuance of securities involving the sale of twenty percent (20%) or more of its common stock at less than fair market value. Nasdaq may de-list the securities of any issuer that fails to obtain such shareholder approval before the issuance of such securities. However, the corporate law of the Province of Ontario, the law under which the Company is incorporated, does not require any such shareholder approval.

     The Company is currently pursuing a strategy of expansion through the acquisition of other companies throughout North America which have similar or complementary businesses. In an effort to implement this strategy, the Company has executed letters of intent with three (3) potential acquisition candidates, pursuant to which the Company will acquire all of the issued and outstanding shares of the capital stock of each of these three (3) entities, in consideration for shares of the Company's common stock and/or cash and/or other consideration. Upon the effective dates of the proposed acquisitions of the following three (3) potential acquisition candidates, the Company may issue more than twenty percent (20%) of its then issued and outstanding shares of common stock.

                      The Acquisition of Object Arts Inc.

     On November 23, 1999, the Company executed a letter of intent with ObjectArts Inc., an Ontario corporation ("Object") that specializes in the training of information technology personnel. Pursuant to the letter of intent, the Company or one (1) of its subsidiaries, will purchase one hundred percent (100%) of the issued and outstanding common stock of Object (the "Object Transaction") in consideration of: (i) the issuance of Nine Hundred Thousand Canadian dollars (CDN$900,000.00) worth of the Company's common stock to Working Ventures Custodian Fund ("Working") in exchange for the retirement of outstanding subordinated debt (the "Working Shares"); (ii) the issuance to Working an amount of the Company's common stock equal to the legal fees and professional fees incurred and paid by Working in connection with the Object Transaction (the "Fee Shares"); and (iii) the issuance of Two Million United States dollars (US$2,000,000.00) worth of the Company's common stock to the existing shareholders of Object (the "Object Shares").

     Pursuant to the letter of intent, the price of the Working Shares, the Fee Shares and the Object Shares shall be equal to the weighted average of the trading price and the number of shares of the Company's common stock traded for the two (2) weeks prior to the execution of the letter of intent. Pursuant to the letter of intent, the Company has agreed to register the Working, the Fee and the Object Shares with the Securities and Exchange Commission, within three
(3) months from the closing of the Object Transaction. In the event, the Company fails to register the Working Shares and the Fee Shares within such three (3) month period, the Company shall be required to issue to Working additional shares of its common stock in an amount equal to ten percent (10%) of the original Working Shares issued. The Object Shares issued pursuant to the Object Transaction will be subject to a twelve (12) month lock-up period commencing on the date of issuance.

               The Acquisition of Global Installers Network Inc.

     On November 29, 1999, the Company executed a letter of intent with Global Installers Network Inc., an Ontario corporation ("Global") that specializes in the placement of contract telecommunications specialists. Pursuant to the letter of intent, the Company or one (1) of its subsidiaries, will purchase one hundred percent (100%) of the issued and outstanding common stock of Global (the "Global Transaction") in consideration of an aggregate purchase price equal to five (5) times the multiple of Global's gross earnings before the deduction of interest, tax, depreciation and amortization expenses ("Global's EBITDA") for the nine (9) months ending December 31, 1999 (the "Global Purchase Price"). The Global Purchase Price shall be paid as follows: (i) ten percent (10%) of the Global Purchase Price in cash upon the closing of the Global Transaction; and (ii) the remaining balance of the Global Purchase Price through the issuance of the Company's common stock to the existing shareholders of Global (the "Global Shares"). By way of example, if Global's EBITDA equals Six Hundred Thousand Canadian dollars (CDN$600,000.00), the Company will pay Global Three Hundred Thousand Canadian dollars (CDN$300,000) in cash and will issue to the existing shareholders of Global Two Million Seven Hundred Thousand Canadian dollars (CDN$2,700,000.00) worth of the Company's common stock.

     Pursuant to the letter of intent, the price of the Company's common stock will be determined by calculating the average of the "Closing Ask Prices" of the Company's common stock for the two (2) weeks prior to the closing of the Global Transaction. The "Closing Ask Price" shall mean the closing ask price of the Company's common stock as reported on the Nasdaq SmallCap Market or the principal market or exchange where the Company's common stock is then traded. Pursuant to the letter of intent, the shares of the Company's common stock issued pursuant to the Global Transaction will be subject to a twelve (12) month lock-up period commencing on the date of issuance and the letter of intent also provides for the termination of the lock-up period in the event the Company "goes to market."

               The Elite Information Services, Inc. Acquisition

     On December 1, 1999, the Company executed a letter of intent with Elite Information Services, Inc., a Florida corporation ("Elite") that specializes in the placement of contract information technology specialists. Pursuant to the letter of intent, the Company or one (1) of its subsidiaries, will purchase one hundred percent (100%) of the issued and outstanding common stock of Elite (the "Elite Transaction") in consideration of an aggregate purchase price of Two Million United States dollars (US$2,000,000.00), subject to adjustment (the "Elite Purchase Price"). The Elite Purchase Price shall be paid as follows: (i) Three Hundred Thousand United States dollars (US$300,000.00) in cash upon the closing of the Elite Transaction; (ii) the issuance to the sole shareholder of Elite of an unsecured promissory note in the principal amount of Three Hundred Thousand United States dollars (US$300,000.00), upon the closing of the Elite Transaction (the "Promissory Note"); (iii) the issuance of One Million Four Hundred Thousand United States dollars (US$1,400,000.00) worth of the Company's common stock to the sole shareholder of Elite, upon the closing of the Elite Transaction; (iv) Two Hundred Thousand United States dollars in cash within ninety (90) days of the closing of the Elite Transaction, if Elite's gross earnings before the deduction of interest and tax expenses ("Elite's EBIT") for the year ended December 31, 1999 equals Three Hundred Thousand United States dollars (US$300,000.00) or greater (the "Interim Cash Payment"); (v) the issuance of Two Hundred Thousand United States dollars (US$200,000.00) worth of the Company's common stock within ninety (90) days of the closing of the Elite Transaction, if Elite's EBIT for the year ended December 31, 1999 equals Three Hundred United States dollars (US$300,000.00) or greater (the "Interim Stock Issuance"); (vi) Two Hundred Thousand United States dollars (US$200,000.00) in cash on December 31, 2000: and (vii) the issuance of Four Hundred Thousand United States dollars (US$400,000.00) worth of the Company's common stock to the sole shareholder of Elite, on December 31, 2000.

     The Promissory Note will be for a term of three (3) years, will bear interest at a rate equal to one-half percent (1/2%) above the United States prime rate as quoted by Citibank N.A. at the time of issuance, and will be guaranteed by the Company and Elite. In the event Elite's EBIT equals an amount less than Three Hundred Thousand United States dollars (US$300,000.00), there will be an adjustment downwards of Six United States dollars (US$6.00) for every One United States dollar (US$1.00) under Three Hundred Thousand United States dollars (US$300,000.00) in the amount of the Interim Cash Payment and the Interim Stock Issuance. The price of the Company's common stock shall be the lower of: (i) the "Closing Ask Price" on December 1, 1999, or (ii) average of the "Closing Ask Prices" of the Company's common stock for the two (2) weeks prior to the closing of the Elite Transaction. The "Closing Ask Price" shall mean the closing ask price of the Company's common stock as reported on the Nasdaq SmallCap Market or the principal market or exchange where the Company's common stock is then traded. Pursuant to the letter of intent, the Company has agreed to register the shares of the common stock issued to the sole shareholder of Elite with the Securities and Exchange Commission, within three
(3) months from the closing of the Elite Transaction. In addition, the shares of the Company's common stock issued pursuant to the Elite Transaction will be subject to a twelve (12) month lock-up period commencing on the date of issuance.

                           Shareholder Vote Required

     The ratification of the issuance of more than 617,729 shares of the Company's common stock, if necessary, in connection with the foregoing proposed acquisitions, which represents an issuance of more than twenty percent (20%) of the issued and outstanding shares of common stock, will require the affirmative vote of a majority of the shares of common stock in person or represented by proxy at the Meeting and entitled to vote on the ratification of the issuance of more than twenty percent (20%) of the issued and outstanding shares of the Company's common stock in connection with the foregoing proposed acquisitions.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                  PROPOSAL 3

TO VOTE ON THE CHANGE OF THE CORPORATE NAME FROM IT STAFFING LTD. TO THINKPATH INC.

     Management proposes that the corporate name of the Company be changed to Thinkpath Inc. Management believes the corporate name of the Company should be changed to reflect the Company's recently expanded repertoire of services which now include information technology, engineering, consulting and recruitment technology.

                           Shareholder Vote Required

     The change of the corporate name to Thinkpath Inc. will require the affirmative vote of two-thirds (2/3) of the shares of common stock in person or represented by proxy at the Meeting and entitled to vote on the change of the corporate name. If two-thirds (2/3) of the shares of common stock present in person or represented by proxy at the Meeting vote in favor of changing the corporate name to Thinkpath Inc., the Company will file with the Ministry of Consumer and Commercial Relations for the Province of Ontario articles of amendment to effect such corporate name change.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                            SECTION 16(a) REPORTING

     Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent (10%) or more of the Company's common stock must report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the year ended December 31, 1999, the Company believes all reports required to be filed under Section 16(a) were filed on a timely basis.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting, which will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one (1) or more shareholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy with his or her or its best judgement.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                             SHAREHOLDER PROPOSALS

     In order to be included in the proxy materials for the Company's next Annual Meeting of Shareholders, shareholder proposals must be received by the Company on or before March 15, 2000.

                                   FORM 20-F

     A copy of the Company's annual report on Form 20-F for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission is available to shareholders free of charge by writing to:

       IT Staffing Ltd.
       55 University Avenue, Suite 505
       Toronto, Ontario M5J 2H7
       Attention: Corporate Secretary

                             FINANCIAL STATEMENTS

     The Company's audited consolidated financial statements for the fiscal year ended December 31, 1998 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in the Company's Form 20-F and are incorporated herein by reference.

                                        By order of the Board of Directors,


                                        /s/ Declan French
                                        Chairman of the Board of Directors
January 31, 2000

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      GENERAL PROXY -- SPECIAL MEETING OF SHAREHOLDERS OF IT STAFFING LTD.
       The undersigned hereby appoints Declan French, with full power of substitution, proxy to vote all of the shares of common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of IT Staffing Ltd. (the "Company"), to be held at the principal executive offices of the Company located at 55 University Avenue, Suite 505, Toronto, Ontario, on February 11, 2000 at 10:00 A.M. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated January 31, 2000 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

    This Proxy is solicited on behalf of IT Staffing Ltd.'s Board of Directors.

    1. To ratify the issuance of more than 617,729 shares of the Company's common stock, if necessary, upon: (i) the conversion of the Company's Series A Eight Percent (8%) Cumulative Convertible Preferred Stock; and (ii) the exercise of Warrants, which represents an issuance of more than twenty percent (20%) of the issued and outstanding shares of the Company's common stock, and therefore requires shareholder approval under the rules of the National Association of Securities Dealers, Inc.

                      / / FOR   / / AGAINST   / / ABSTAIN

    2. To ratify of the issuance of more than 617,729 shares of the Company's common stock, if necessary, in connection with the proposed acquisitions, which represents an issuance of more than twenty percent (20%) of the issued and outstanding shares of the Company's common stock, and therefore requires shareholder approval under the rules of the National Association of Securities Dealers, Inc.

                      / / FOR   / / AGAINST   / / ABSTAIN

    3. To change the corporate name of the Company from IT Staffing Ltd. to Thinkpath Inc.

                      / / FOR   / / AGAINST   / / ABSTAIN

    4. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

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                (Continued and to be signed on the other side)
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(Continued from other side)


    Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

    The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

    Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                           Date:______________________, 2000

                                           _________________________________
                                              (Print name of Shareholder)

                                           _________________________________
                                              (Print name of Shareholder)

                                           _________________________________
                                                       Signature

                                           _________________________________
                                                       Signature

                                           Number of Shares_________________

                                           Note: Please sign exactly as name
                                           appears in the Company's records.
                                           Joint owners should each sign.
                                           When signing as attorney,
                                           executor or trustee, please give
                                           title as such.
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